As filed with the Securities and Exchange Commission on June 20, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC. 20549
_______________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________________
APOGEE ENTERPRISES, INC.
(Exact name of Registrant as specified in its charter)
_______________________

Minnesota	41-0919654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4400 West 78th Street, Suite 520 Minneapolis, Minnesota	55435
(Address of Principal Executive Offices)	(Zip Code)

2019 NON-EMPLOYEE DIRECTOR STOCK PLAN, AS AMENDED AND RESTATED (2024)
(Full title of the plan)
Meghan M. Elliott, Esq. Senior Vice President, General Counsel and Secretary Apogee Enterprises, Inc. 4400 West 78th Street, Suite 520 Minneapolis, Minnesota 55435 (Name and address of agent for service)
(952) 487-7645 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a larger accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definition of “larger accelerated filler,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	X	Accelerated filer
Non-accelerated filer		Smaller reporting company
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_______________________

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), Apogee Enterprises, Inc. (the "Registrant") is filing this Registration Statement on Form S-8 (“Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an additional 150,000 shares of common stock, par value $0.33 1/3 per share, of the Registrant ("Common Stock") issuable pursuant to awards granted under the Registrant’s 2019 Non-Employee Director Stock Plan, as Amended and Restated (2024) (the “Plan”). The Registrant previously filed a registration statement on Form S-8 with the Commission on February 12, 2020 (Registration No. 333-236400) (the “Prior Registration Statement”) to register the initial 150,000 shares of Common Stock available for issuance under the Plan. The Registrant hereby incorporates by reference the contents of the Prior Registration Statement, to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein. Upon filing and effectiveness of this Registration Statement, the total number of shares of Common Stock registered pursuant to the Plan will be 300,000 shares.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents that have been filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

(a) Registrant’s Annual Report on Form 10-K for the year ended March 2, 2024, filed with the Commission on April 26, 2024 as amended on Form 10-K/A filed with the Commission on May 5, 2024;

(b) Registrant’s Current Report on Form 8-K filed on May 7, 2024; and,

(c) The description of our common stock included as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended March 2, 2024.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished, but not filed, on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers

Section 521 of the Minnesota Business Corporation Act (“MBCA”) provides that a company shall, subject to certain limitations, indemnify officers and directors made or threatened to be made a party to a proceeding by reason of that officer or director’s former or present official capacity with the company. As required, the Registrant will indemnify such persons against judgments, penalties, fines, settlements and reasonable expenses if the officer or director:

•Has not been indemnified by another organization;
•Acted in good faith;
•Received no improper personal benefit and Section 302A.255 of the MBCA, regarding director conflicts of interests, if applicable, has been satisfied;
•In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and
•In case of acts or omissions occurring in such person’s performance in an official capacity, such person reasonably believed that the conduct was in the best interests of the Company, or, in certain limited circumstances, reasonably believed that the conduct was not opposed to the best interests of the Company.

Article VII of our Amended and Restated Bylaws, as amended, provides that we shall indemnify our officers and directors under such circumstances and to the extent permitted by Section 521 of the Minnesota Business Corporation Act described above. We maintain directors’ and officers’ liability insurance which covers certain liabilities and expenses of our directors and officers and covers Apogee for reimbursement of payments to our directors and officers in respect of such liabilities and expenses.

Item 8.     Exhibits.

4.1	Restated Articles of Incorporation of Apogee Enterprises, Inc. (incorporated by reference to Exhibit 3.1 to Apogee’s Annual Report on Form 10-K for the year ended February 28, 2004.
4.2
Articles of Amendment to the Restated Articles of Incorporation of Apogee Enterprises, Inc., as filed with the Minnesota Secretary of State on January 15, 2020 (incorporated by reference to Exhibit 3.1 to Apogee’s Current Report on Form 8-K filed on January 16, 2020).

4.3	Amended and Restated Bylaws of Apogee Enterprises, Inc. as of April 21, 2021 (incorporated by reference to Exhibit 3.3 to Registrant’s Quarterly Report on Form 10-Q filed on July 1, 2021).
4.4	Specimen certificate for shares of common stock of Apogee Enterprises, Inc. (incorporated by reference to Exhibit 4.1 to Registrant's Quarterly Report on Form 10-Q filed on July 1, 2021.)
4.5	Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Plan as Amended and Restated (2024)*
4.6
Form of Restricted Stock Agreement under the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Plan. Incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed on January 16, 2020.

4.7
Form of Deferred Restricted Stock Unit Agreement under the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Incentive Plan. Incorporated by reference to Exhibit 10.3 to Registrant’s Current Report on Form 8-K filed on January 16, 2020.

4.8
Form of Restricted Stock Unit Agreement under the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Plan. Incorporated by reference to Exhibit 10.2 to Registrant's Current Report on Form 8-K filed on April 29, 2020.

4.9
Restricted Stock Deferral Program Under the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Incentive Plan. Incorporated by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K filed on April 29, 2020.

5.1	Opinion of Dorsey & Whitney LLP*
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)*
23.2	Consent of Independent Registered Public Accounting Firm*
24.1	Power of Attorney*
107	Calculation of Filing Fee Table*
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 20, 2024.

APOGEE ENTERPRISES, INC.

/s/ Ty R. Silberhorn
Ty R. Silberhorn
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on June 20, 2024.

Signatures	Title
/s/ Ty R. Silberhorn	President, Chief Executive Officer and Director
Ty R. Silberhorn	(principal executive officer)
/s/ Matthew J. Osberg	Chief Financial Officer
Matthew J. Osberg	(principal financial and accounting officer)
*	Director
Christina M. Alvord
*	Director
Frank G. Heard
*	Director
Lloyd E. Johnson
*	Director
Elizabeth M. Lilly
*	Chairman
Donald A. Nolan
*	Director
Herbert K. Parker
*	Director
Mark A. Pompa
*	Director
Patricia K. Wagner

*By:	/s/ Meghan M. Elliott
Meghan M. Elliott
Attorney-in-Fact